As submitted to the Securities and Exchange Commission on June 14, 2018

File No. 024-10848

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

(Amendment No. 1)

REGULATION A OFFERING CIRCULAR

UNDER

THE SECURITIES ACT OF 1933

KNOWBELLA HELIX INC.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

P.O. Box 30085

Cincinnati, Ohio 45230

(513) 260-4400

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

Copy to:

F. Mark Reuter

Allison A. Westfall

Christopher S. Brinkman

Keating Muething and Klekamp PLL

1 East 4th Street, Suite 1400

Cincinnati, Ohio 45202

Telephone: (513) 579-6400

7389	82-4566158
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

Explanatory Note

This Amendment No. 1 to the Regulation A Offering Statement on Form 1-A filed by Knowbella Helix Inc. on June 7, 2018 (the “Original Filing”) is being filed solely to file Exhibit 13.1 to the Original Filing as set forth below in Part III – Exhibits. No changes have been made to Part II of the Original Filing. Accordingly, it has been omitted.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description

2.1*	Amended and Restated Certificate of Incorporation of Knowbella Helix Inc.

2.2*	Bylaws of Knowbella Helix Inc.

4.1*	Subscription Agreement by and between Knowbella Helix Inc. and the purchasers of tokens thereunder

6.1*	Stockholders’ Agreement by and among Knowbella Helix Inc., Knowbella Tech LLC and each other person who becomes a stockholder thereto

6.2*	Tokenholders’ Agreement by and among Knowbella Helix Inc. and each holder of tokens thereunder

6.3*	Knowbella Whitepaper

6.4*	Amended & Restated License Agreement by and among Open Therapeutics, LLC and Knowbella Tech LLC

11.1*	Consent of Keating Muething & Klekamp PLL (included in Exhibit 12.1)

11.2*	Consent of Clark Schaefer Hackett & Co.

12.1*	Opinion of Keating Muething & Klekamp PLL as to the legality of the securities being qualified

13.1	Testing the Waters Materials – General Marketing Materials

*	Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in on June 14, 2018.

Knowbella Helix Inc.

By: /s/ Mark Pohlkamp
Name: Mark Pohlkamp Title: Chief Executive Officer

Pursuant to the requirements of Regulation A, this Form 1-A/A has been signed by the following persons in the capacities indicated on June 14, 2018.

Name	Title
/s/ Mark Pohlkamp Mark Pohlkamp	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

/s/ Jason E. Barkeloo Jason E. Barkeloo	Chairman of the Board of Directors